                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 15, 2002, except as to
Note 8 which is as of April 26, 2002, relating to the consolidated financial statements of United States Steel Corporation which appears in the Current Report on Form 8-K of United States Steel Corporation dated June 4, 2002.
We also consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 15, 2002, relating to the financial statement schedule of United States Steel Corporation which appears in United States Steel Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania

July 1, 2002